PART I - EXHIBIT 11
BLOUNT, INC. AND SUBSIDIARIES
COMPUTATION OF NET INCOME PER COMMON SHARE
(In thousands, except share data)
(Unaudited)
                                                                Three Months                 Nine Months
                                                             Ended November 30,           Ended November 30,
                                                             ------------------           ------------------
                                                             1993          1992           1993          1992
                                                             ----          ----           ----          ----
Primary:
   Income before extraordinary gain (loss)                $    6,671   $    4,345      $   10,320   $    6,123
   Extraordinary gain (loss) on repurchase of debt, net                      (119)             92         (119)
                                                          ----------   ----------      ----------   ----------
   Net Income                                             $    6,671   $    4,226      $   10,412   $    6,004
                                                          ==========   ==========      ==========   ==========
Shares:
   Weighted average common shares
      outstanding                                         12,348,746   12,134,360      12,324,506   12,080,818
   Dilutive effect of stock options
      and performance awards                                 408,864      121,106         357,061       76,102
                                                          ----------   ----------      ----------   ----------
   Average common shares outstanding
      as adjusted                                         12,757,610   12,255,466      12,681,567   12,156,920
                                                          ==========   ==========      ==========   ==========
Per Common Share:
   Income before extraordinary gain (loss)                $      .52   $      .35      $      .81   $      .50
   Extraordinary gain (loss)                                                 (.01)            .01         (.01)
                                                          ----------   ----------      ----------   ----------
   Net income                                             $      .52   $      .34      $      .82   $      .49
                                                          ==========   ==========      ==========   ==========

Assuming full dilution:

   Income before extraordinary gain (loss)                $    6,671   $    4,345      $   10,320   $    6,123
   Extraordinary gain (loss) on repurchase of debt, net                      (119)             92         (119)
                                                          ----------   ----------      ----------   ----------
   Net Income                                             $    6,671   $    4,226      $   10,412   $    6,004
                                                          ==========   ==========      ==========   ==========
Shares:
   Average common shares as adjusted
      for primary computation                             12,757,610   12,255,466      12,681,567   12,156,920
   Additional dilutive effect of stock options
      and performance awards                                  48,193       24,141          99,996       69,145
                                                          ----------   ----------      ----------   ----------
   Average common shares
      outstanding as adjusted                             12,805,803   12,279,607      12,781,563   12,226,065
                                                          ==========   ==========      ==========   ==========
Per common share:
   Income before extraordinary gain (loss)                $      .52   $      .35      $      .81   $      .50
   Extraordinary gain (loss)                                                 (.01)            .01         (.01)
                                                          ----------   ----------      ----------   ----------
   Net income                                             $      .52   $      .34      $      .82   $      .49
                                                          ==========   ==========      ==========   ==========
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